UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2004

SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-32499 (Commission File Number)	23-2872718 (I.R.S. Employer Identification No.)

4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, PA 17055

(Address of principal executive offices) (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

     On October 17, 2004, Select Medical Corporation (“Select”), EGL Holding Company (“Holdings”), an affiliate of Welsh, Carson, Anderson & Stowe IX, L.P., an investment partnership, and EGL Acquisition Corp. (“Acquisition”), a wholly owned subsidiary of Holdings, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Acquisition will merge with and into Select, with Select as the surviving corporation (the “Merger”). As a result of the merger, Select will become a wholly owned subsidiary of Holdings.

     Under the terms of the Merger Agreement, at the closing of the Merger, the holders of Select common stock, other than holders participating in the buying group, will receive $18.00 per share in cash for their shares. The completion of the merger is subject to numerous conditions, including stockholder approval of the Merger. Holdings intends to finance the acquisition using a combination of cash, equity and debt.

     Select issued a press release regarding the Merger Agreement on October 18, 2004. The press release is attached hereto as an exhibit and is incorporated herein in its entirety.

Item 9.01      Financial Statements and Exhibits

     (c)      Exhibits.

Exhibit No.	Description

99.1	Select Medical Corporation press release, dated October 18, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL CORPORATION

Date: October 18, 2004	By:	/s/ Michael E. Tarvin

Michael E. Tarvin Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Select Medical Corporation press release, dated October 18, 2004.